UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

FIRST HORIZON CORPORATION ANNUAL MEETING

April 25, 2023 8:00 a.m. Central Time

First Horizon Building M-Level Auditorium 165 Madison Avenue Memphis, TN 38103

Directions to the Annual Meeting can be obtained by contacting our transfer agent at (877) 536-3558.

Important Notice of Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 25, 2023.

Notice is hereby given that the Annual Meeting of Shareholders of First Horizon Corporation will be held on April 25, 2023 at 8:00 a.m. Central Time in the Auditorium of the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, TN 38103.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement, proxy card and annual report on Form 10-K are available at https://ir.firsthorizon.com/annual-reports/ , along with a letter to shareholders.

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 11, 2023 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3 and, with respect to proposal 4, FOR approval of an EVERY YEAR frequency for future votes on an advisory resolution on executive compensation:

1.	Election of fourteen directors to serve until the 2024 Annual Meeting of Shareholders:

01 Harry V. Barton, Jr.	06 D. Bryan Jordan	11 E. Stewart Shea, III
02 John N. Casbon	07 J. Michael Kemp, Sr.	12 Cecelia D. Stewart
03 John C. Compton	08 Rick E. Maples	13 Rosa Sugrañes
04 Wendy P. Davidson	09 Vicki R. Palmer	14 R. Eugene Taylor
05 William H. Fenstermaker	10 Colin V. Reed

2.	Ratification of appointment of KPMG LLP as auditors.

3.	Approval of an advisory resolution to approve executive compensation.

4.	Vote on an advisory resolution on the frequency (whether every year, every two years, or every three years) of future votes on an advisory resolution on executive compensation.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your shares on the Internet at:

www.proxypush.com/fhn

●

Use the Internet to vote your shares. For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than April 20, 2023 at 10:59 p.m. (CT). For all other shares, you may vote until 10:59 p.m. Central Time on April 24, 2023.

●	Please have this Notice available. Follow the instructions to vote your shares.

Vote by Mail: You may also vote by mail by requesting a paper copy of the materials as instructed on the reverse side of this notice.

Vote in Person: If you choose to vote your shares in person, you must have proof of share ownership and identification to be admitted to the meeting. Please review the proxy materials for additional information on what you may need to bring with you to gain access to the meeting. At the meeting, you will need to request a ballot to vote your shares.

Your Internet vote authorizes the named proxies and/or the trustee of the First Horizon Corporation Savings Plan to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report on Form 10-K (along with a letter to our shareholders), please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/fhn. Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 1-866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at paper@investorelections.com with “FHN Materials Request” in the subject line. The email must include:

●	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

●	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

●	If you choose email delivery, you must include the email address.

●	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the email.

Important Information about the Notice of Internet Availability of Proxy Materials

This Notice of Internet Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming annual shareholder meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send notices rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report on Form 10-K and proxy statement (along with a letter to our shareholders).

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.